EXHIBIT 32.01

CERTIFICATION

PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, John Hummel, the Managing Principal and principal executive and principal financial officer of AIS Capital Management, L.P., the General Partner of AIS Futures Fund IV L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: August 12, 2015

By:	/s/ John Hummel
John Hummel
Managing Principal (principal executive and principal financial officer)
AIS Capital Management, L.P.
General Partner of AIS Futures Fund IV L.P.